Exhibit 4.1


                    AGREEMENT AND PLAN OF REORGANIZATION

          This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), is made and entered into as of September 30, 1999, among Activision, Inc., a Delaware corporation ("Activision"), Neversoft Entertainment, Inc., a Delaware corporation and a wholly owned subsidiary of Activision ("Merger Subsidiary"), JCM Productions, Inc. dba Neversoft Entertainment, a California corporation ("Neversoft"), Joel Jewett ("Jewett"), Michael West ("West") and Christopher Ward ("Ward"). For purposes of this Agreement, Messrs. Jewett, West and Ward hereinafter are individually referred to as a "Shareholder" and collectively referred to as the "Shareholders". Neversoft and Merger Subsidiary are sometimes referred to herein as the "Constituent Corporations."


                            W I T N E S S E T H:

     WHEREAS, the Shareholders own all of the issued and outstanding shares of capital stock of Neversoft;

     WHEREAS, the respective Boards of Directors of Neversoft, Activision and Merger Subsidiary each have determined that a business combination between Neversoft, Activision and Merger Subsidiary is fair to and in the best interests of their respective companies and stockholders and accordingly have approved this Agreement and agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein; and

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                  ARTICLE I

                                 THE MERGER

          1.1. The Merger. On the terms and subject to the conditions contained in this Agreement, at the Effective Time (as defined in Section 1.3 hereof), Merger Subsidiary shall be merged with and into Neversoft in accordance with this Agreement and the separate corporate existence of Merger Subsidiary shall thereupon cease (the "Merger"). Merger Subsidiary shall be the disappearing corporation in the Merger. Neversoft shall be the surviving corporation in the Merger (Neversoft, after the Effective Time, is sometimes hereinafter referred to as the "Surviving Corporation"). From and after the Effective Time, all the rights and property of each of the Constituent Corporations shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to all the debts and liabilities of the Constituent Corporations. The Merger shall have the effects provided in this Agreement, the applicable provisions of the California General Corporation Law ("CGCL") and the applicable provisions of the Delaware General Corporation Law ("DGCL").

          1.2. The Closing. On the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall be held (a) at the offices of Activision, 3100 Ocean Park Boulevard, Santa Monica, California, at 10:00 a.m., local time, on the date hereof; or (b) at such other time and place and on such other date as the parties may mutually agree, but in no event later than September 30, 1999. The date on which the Closing occurs is hereinafter referred to as the "Closing Date." All transactions required to occur at the Closing shall be deemed to have occurred simultaneously, and no such transaction shall be deemed to have occurred until all have occurred.

          1.3. Effective Time. If all the conditions to the Merger set forth in Article 5 shall have been fulfilled or waived in accordance herewith, the parties hereto shall cause (i) an Agreement of Merger and officers' certificates satisfying the requirements of Sections 1101, 1102 and 1103 of the CGCL to be properly executed, verified and delivered for filing in accordance with the CGCL on the Closing Date, and (ii) a Certificate of Merger satisfying the requirements of Section 252 of the DGCL to be properly executed, verified and delivered for filing in accordance with the DGCL on the Closing Date. The Merger shall become effective upon the acceptance for record of the Agreement of Merger by the Secretary of State of the State of California in accordance with the CGCL and the acceptance for record of the Certificate of Merger by the Secretary of State of the State of Delaware in accordance with the DGCL (but not earlier than the Closing Date) or at such later time which the parties hereto shall have agreed upon and designated in such filings in accordance with applicable law as the effective time of the Merger (the "Effective Time").

          1.4.  Articles of Incorporation; By-Laws.

               (a) Articles of Incorporation. The Articles of Incorporation of Neversoft in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation (except that the name of the Surviving Corporation shall be "Neversoft Entertainment, Inc."), until duly amended in accordance with applicable law.

               (b)  By-Laws.    The By-laws of Neversoft in effect
immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation (except that the name of the Surviving Corporation shall be "Neversoft Entertainment, Inc."), until duly amended in accordance with its terms or the Articles of Incorporation of the Surviving Corporation and as provided by applicable law.

     1.5. Directors and Officers.

          (a) Directors. The directors of Merger Subsidiary immediately prior to the Effective Time, shall automatically become the directors of the Surviving Corporation as of the Effective Time.

          (b) Officers. The officers of Merger Subsidiary immediately prior to the Effective Time shall automatically become the officers of the Surviving Corporation as of the Effective Time.

     1.6. Dissenting Shares. The Shareholders hereby waive all dissenters' rights of appraisal set forth in Section 1300 of the CGCL (the "Appraisal Rights").

     1.7. Tax and Accounting Consequences.

          (a) It is intended by the parties hereto that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the parties intend to report the Merger consistent therewith. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of
Section 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

          (b) It is intended by the parties hereto that the Merger will qualify for accounting treatment as a pooling of interests under the requirements of Opinion No. 16 of the Accounting Principles Board and the related interpretations of the American Institute of Certified Public Accountants, as amended by statement of the Financial Accounting Standards Board.


                                 ARTICLE II

                            CONVERSION OF SHARES

     2.1. Conversion of Merger Subsidiary Shares. At the Effective Time, each share of common stock, $.01 par value per share, of Merger Subsidiary that is issued and outstanding immediately prior to the Effective Time will remain one share of common stock, $.01 par value per share, of the Surviving Corporation that is issued and outstanding immediately after the Effective Time, and such shares will be the only shares of capital stock of the Surviving Corporation that are issued and outstanding immediately after the Effective Time.

     2.2. Conversion of Neversoft Shares.

           (a) At the Effective Time, by virtue of the Merger and without any action on the part of Activision, Merger Subsidiary, Neversoft or the Shareholders, each issued and outstanding share of common stock, no par value, of Neversoft (each a "Neversoft Share" and collectively, the "Neversoft Shares") shall be converted into the right to receive 2,329.45 shares of common stock, par value $.000001 per share, of Activision (the "Activision Common Stock"). The shares of Activision Common Stock to be issued in connection with the Merger are sometimes referred to as the "Activision Shares."

            (b) Each Neversoft Share held in Neversoft's treasury, if any, immediately prior to the Effective Time (collectively, the "Cancelled Neversoft Shares") shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist and no payment shall be made with respect thereto.


                                 ARTICLE III

      REPRESENTATIONS AND WARRANTIES OF NEVERSOFT AND THE SHAREHOLDERS

          Neversoft and the Shareholders hereby represent and warrant to Activision and the Merger Subsidiary as follows:

     3.1 Organization. Neversoft is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Neversoft has all requisite corporate power and authority to carry on its business as it is now being conducted and to own or lease and to operate its properties. Neversoft is not qualified to transact business as a foreign corporation in any jurisdiction, and neither the nature of the property owned or leased by it nor the nature of the business conducted by it makes any such qualification necessary, other than such failures which do not and would not individually or in the aggregate have a Material Adverse Effect on Neversoft. True and complete copies of the Articles of Incorporation and Bylaws of Neversoft have previously been delivered or made available to Activision.
For purposes of this Agreement, "Material Adverse Effect" with respect to a person or entity shall mean a material adverse effect on the business, assets, properties, financial condition or results of operations of such person or entity (in the case of Activision, Activision and its Subsidiaries taken as a whole), or on the ability of any person or entity timely to consummate the transactions contemplated hereby.

     3.2. Authorization, Validity and Effect of Agreement. Each of Neversoft and the Shareholders has all requisite power and authority to execute, deliver and perform this Agreement and to consummate their respective obligations and the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Neversoft and the Shareholders and the consummation of the transactions contemplated hereby have been duly authorized by any and all necessary corporate action of Neversoft and by the Shareholders and no other action on the part of Neversoft or the Shareholders is necessary to authorize the execution, delivery and performance of this Agreement by Neversoft or the Shareholders and the consummation of the transactions contemplated hereby. On the Closing Date, each of the Shareholders shall possess full authority and power to transfer to Activision all Neversoft Shares beneficially owned by him, free and clear of all Encumbrances (as defined in Section 3.3(b)) in exchange for Activision Common Stock. This Agreement has been duly and validly executed and delivered by Neversoft and the Shareholders and constitutes the valid and binding obligation of Neversoft and the Shareholders, enforceable against Neversoft and the Shareholders in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and general principles of equity.

     3.3. Capitalization. (a) The authorized capital stock of Neversoft consists of 1,000 shares of the same class and series, no par value, 300 shares of which are issued and outstanding. All of the Neversoft Shares are duly authorized, validly issued, fully paid and nonassessable and are owned of record and beneficially by the Shareholders. Schedule 3.3 hereto sets forth the ownership of Neversoft Shares by each of the Shareholders. There are outstanding no securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of Neversoft, and no subscriptions, warrants, options, calls, rights (pre-emptive or other) or other arrangements or commitments obligating Neversoft to issue or dispose of any of its equity securities or any ownership interest therein.

          (b) The Shareholders have good and valid title to the Neversoft Shares, free and clear of all liens, security interests, pledges, mortgages, rights of first refusal, options, proxies, voting trusts or other encumbrances ("Encumbrances").

     3.4. No Subsidiaries. Neversoft does not have any direct or indirect Subsidiaries. For purposes of this Agreement, "Subsidiary" when used with respect to any party shall mean any corporation, partnership, joint venture, business trust or other entity, of which such party or a Subsidiary of such party, directly or indirectly, owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization.

     3.5. Other Interests. Neversoft does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business trust or other entity (other than investments in short-term investment securities).

     3.6. No Violation. The execution, delivery and performance by Neversoft and the Shareholders of this Agreement do not, and the consummation by Neversoft and the Shareholders of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, conflict with or violate (i) any provision of law, rule or regulation to which the Shareholders or Neversoft are subject, (ii) any order, judgment, injunction or decree binding upon or applicable to the Shareholders or Neversoft or binding upon the assets or properties of the Shareholders or Neversoft, (iii) any provision of the By-laws or Articles of Incorporation of Neversoft, or (iv) other than the consents and filings provided for in this Agreement, require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority which has not been obtained or made, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not individually or in the aggregate have a Material Adverse Effect on Neversoft.

     3.7. Investment Intent. The Activision Common Stock to be issued to the Shareholders in connection with this Agreement is being acquired by each Shareholder for his own account, for investment purposes only and not with a view to the distribution of such shares or with any present intention of distributing any of such shares within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), or reselling in violation of any other applicable securities laws, it being understood that the shares of Activision Common Stock to be issued to the Shareholders under this Agreement have not been registered under the Securities Act, and therefore cannot be sold unless registered under the Securities Act or unless an exemption from registration is available, and also subject to further restrictions under the provisions of Sections 6.1 and 6.2 hereof and the Warranty Escrow Agreement (as defined in Section 6.2). Each of the Shareholders will execute and deliver to Activision at or prior to the Closing an investment letter to that effect, the form of which is attached as Exhibit A to this Agreement.

     3.8.  Financial Statements; Undisclosed Liabilities.   (a)  The
Shareholders have delivered to Activision an unaudited balance sheet of Neversoft as of June 30, 1999 and as of June 30, 1998, and the related statements of income and expense for the years then ended (collectively, the "Financial Statements"; the Financial Statements as of and for the year ended June 30, 1999, the "1999 Financial Statements").

          (b) The Financial Statements have been prepared in accordance with sound accounting principles consistently followed throughout the periods indicated. The Financial Statements are correct and complete in all material respects and fairly present the financial position and the results of operations of Neversoft as of the respective dates thereof and for the respective periods indicated. Except as set forth in Schedule 3.8(b) or as disclosed, reflected or reserved against in the 1999 Financial Statements, Neversoft does not have any liabilities, commitments or obligations (secured or unsecured and whether accrued, absolute, contingent or otherwise and whether due or to become due) which are not reflected on the 1999 Financial Statements, other than any liabilities, commitments or obligations incurred after the date of the 1999 Financial Statements in the ordinary course of business and which do not have a Material Adverse Effect on Neversoft. The assets of Neversoft are fairly valued on the Financial Statements.

     3.9.  Litigation.  Except as set forth in Schedule 3.9 hereto, there are
(i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Neversoft or the Shareholders is a party or by which any of their respective properties or assets are bound or likely to be affected and (ii) no actions, suits or proceedings pending against Neversoft or the Shareholders or to which any of their respective properties or assets are subject or, to the knowledge of the Shareholders, threatened against Neversoft or the Shareholders or to which any of their respective properties or assets are subject, at law or in equity, that in each such case could, individually or in the aggregate, have a Material Adverse Effect on Neversoft.

     3.10.  Absence of Certain Changes.      Except as set forth in Schedule
3.10 hereto, since June 30, 1999, Neversoft has conducted its business only in the ordinary course of such business and consistent with past practices and there has not been any:

          (a) material adverse change in the financial condition, properties, assets (including intangible assets), businesses, operations or results of operations of Neversoft;

          (b) amendment or change in the Articles of Incorporation or Bylaws of Neversoft;

          (c) incurrence, creation or assumption by Neversoft of (i) any mortgage, deed of trust, security interest, pledge, lien, title retention device, collateral assignment, claim, charge, restriction or other encumbrance of any kind on any of the assets or properties of Neversoft; or
(ii) any obligation or liability of any indebtedness for borrowed money;

          (d) issuance or sale of any debt or equity securities of Neversoft, or the issuance or grant of any options, warrants or other rights to acquire from Neversoft, directly or indirectly, any debt or equity securities of Neversoft;

          (e) payment or discharge by Neversoft of any security interest, lien, claim, or encumbrance of any kind on any asset or property of Neversoft, or the payment or discharge of any liability that was not either shown or reflected on the 1999 Financial Statements or incurred in the ordinary course of Neversoft's business after June 30, 1999 in an amount in excess of $10,000 for any single liability to a particular creditor;

          (f) purchase, license, sale, assignment or other disposition or transfer, or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer, of any of the assets, properties or goodwill of Neversoft other than a license or sale of any product or products of Neversoft made in the ordinary course of Neversoft's business;

          (g) damage, destruction or loss of any property or asset, whether or not covered by insurance, having (or likely with the passage of time to have) a Material Adverse Effect on Neversoft;

          (h) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Neversoft, any split, combination or recapitalization of the capital stock of Neversoft or any direct or indirect redemption, purchase or other acquisition of the capital stock of Neversoft or any change in any rights, preferences, privileges or restrictions of any outstanding security of Neversoft;

          (i) increase in the compensation payable or to become payable to any of the officers, directors, or employees of Neversoft, or any bonus or pension, insurance or other benefit payment or arrangement (including without limitation stock awards, stock option grants, stock appreciation rights or stock option grants) made to or with any of such officers, employees or agents;

          (j) obligation or liability incurred by Neversoft to any of its officers, directors or stockholders except for normal and customary compensation and expense allowances payable to officers in the ordinary course of Neversoft's business consistent with past practice;

          (k) making by Neversoft of any loan, advance or capital contribution to, or any investment in, any officer, director or stockholder of Neversoft or any firm or business enterprise in which any such person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment;

          (l) entering into, amendment of, relinquishment, termination or non-renewal by Neversoft of any contract, lease, transaction, commitment or other right or obligation other than in the ordinary course of its business or any written or oral indication or assertion by the other party thereto of any material problems with Neversoft's services or performance under such contract, lease, transaction, commitment or other right or obligation or of such other party's demand to amend, terminate or not renew any such contract, lease, transaction, commitment or other right or obligation;

          (m) material change in the manner in which Neversoft extends discounts, credits or warranties to customers or otherwise deals with its customers;

          (n) entering into by Neversoft of any transaction, contract or agreement that by its terms requires or contemplates a required minimum current and/or future financial commitment, expenses (inclusive of overhead expenses) or obligation on the part of Neversoft involving in excess of $10,000 (provided that the amount of such financial commitments and expenses for all such transactions, contracts or agreements does not exceed $50,000 in the aggregate) or that is not entered into in the ordinary course of Neversoft's business, or the conduct of any business or operations by Neversoft that is other than in the ordinary course of Neversoft's business; or

          (o) license, transfer or grant of a right under any Neversoft Intellectual Property (as defined in Section 3.19 below), other than those licensed, transferred or granted in the ordinary course of business consistent with its past practices.

     3.11. Taxes. Except as set forth in Schedule 3.11 hereto or where such failure would not, individually or in the aggregate, have a Material Adverse Effect on Neversoft:

          (a) Neversoft has paid or caused to be paid all federal, state, local, foreign, and other taxes, and all deficiencies, or other additions to tax, interest, fines and penalties (collectively, "Taxes"), owed or accrued by it and due and payable through the date hereof (including any Taxes payable pursuant to Treasury Regulation 1.1502-6 (and any similar state, local or foreign provision)).

          (b) Neversoft has timely filed all federal, state, local and foreign tax returns (collectively "Tax Returns") required to be filed by it through the date hereof, and all such returns accurately set forth the amount of any Taxes relating to the applicable period.

          (c) Neversoft has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other party.

          (d) The 1999 Financial Statements reflect adequate reserves for Taxes payable by Neversoft for all taxable periods and portions thereof through the date of such financial statements.

          (e) Since the date of the 1999 Financial Statements, Neversoft has made sufficient accrual for Taxes in accordance with sound accounting principles with respect to periods for which Tax Returns have not been filed and has paid sufficient estimated Taxes in respect thereof.

          (f) There are no outstanding agreements, waivers or arrangements extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, Taxes due from Neversoft for any taxable period and there have been no deficiencies proposed, assessed or asserted for such Taxes.

          (g) There are no closing agreements that could affect Taxes of Neversoft for periods after the Effective Time pursuant to Section 7121 of the Code or any similar provision under state, local or foreign tax laws.

          (h) No audit or other proceedings by any court, governmental or regulatory authority or similar authority has occurred, been asserted or is pending and Neversoft has not received notice that any such audit or proceeding may be commenced.

          (i) No election has been made or filed by or with respect to, and no consent to the application of, Section 341(f)(2) of the Code has been made by or with respect to, Neversoft or any of its properties or assets.

          (j) Neversoft has not agreed to, or filed application for, or is required, to make any changes or adjustment to its accounting methods.

          (k) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Neversoft.

     3.12.  Books and Records.

          (a) The books of account and other financial records of Neversoft are true, complete and correct in all material respects, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the 1999 Financial Statements.

          (b) The minute books and other records of Neversoft that have been, or will be prior to the Closing, made available to Activision, contain accurate records of all meetings and accurately reflect all other action of the shareholders and Board of Directors and any committees of the Board of Directors of Neversoft.

     3.13.       Properties.

          (a) Neversoft does not own any real property, nor has it ever owned any real property. Schedule 3.13(a) hereto sets forth a list of all real property currently, or at any time in the past five (5) years, leased by Neversoft, and, with respect to all real property currently leased by Neversoft, a copy of each lease and each amendment thereto has been made available to Activision prior to the Closing Date. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not any existing material default or event of default under any such lease (or event which with notice or lapse of time, or both, would constitute such a material default) by Neversoft or, to the Shareholders' knowledge, the landlord.

          (b) Neversoft has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, except as reflected in the 1999 Financial Statements or in Schedule 3.13(b) hereto and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     3.14. Environmental Matters. Except as set forth in Schedule 3.14 hereto, Neversoft is not in violation of any laws, regulations, judgments or consent decrees relating to hazardous substances or hazardous waste (collectively, "Environmental Laws") which violation could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. Except as set forth in Schedule 3.14 hereto, neither Neversoft, nor, to the knowledge of the Shareholders, any third party, has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, or under or about its owned or leased property or other assets, or transported thereto or therefrom, any hazardous substances or hazardous wastes, including asbestos, lead and petroleum, during the period of Neversoft's ownership or lease of such property in a manner that could reasonably be expected to subject Neversoft to a material liability under the Environmental Laws. Neversoft has not received written notice from any governmental authority that any property owned or leased by Neversoft is in violation of any Environmental Laws. There is no pending civil, criminal or administrative suit or other legal proceeding against Neversoft with respect to any Environmental Laws. Neversoft has provided Activision complete copies of all environmental reports, assessments and studies in Neversoft's possession and control with respect to properties owned or leased by Neversoft. As used in this Agreement, the terms "hazardous substances" and "hazardous wastes" shall have the meanings set forth in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and the regulations thereunder; the Resource Conservation and Recovery Act, as amended, and the regulations thereunder; the Federal Clean Water Act, as amended, and the regulations thereunder; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001 et seq.; the Occupational Safety and Health Act of 1970; the Hazardous Materials Transportation Act, as amended by the Hazardous Materials Transportation Authorization Act of 1994, 49 U.S.C. Sections 5101 et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Sections 2701 et seq.; as each of these may be amended from time to time; and any and state or local analogues to any of these statutes.

     3.15.  No Brokers.   Neither Neversoft nor the Shareholders has entered
into any contract, arrangement or understanding with any person or firm that may result in the obligation of such entity or Activision to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Neither Neversoft nor the Shareholders is aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     3.16. Related Party Transactions. Except for the employment arrangements described in Schedule 3.16 hereto, Neversoft is not a party to any transactions, loans or other arrangements or understandings with its shareholders, directors and/or officers (or any member of their respective immediate families) that are in effect as of the date of this Agreement and/or are currently proposed to be carried out in the future. Schedule 3.16 hereto identifies and describes the interest or interests, if any, in any property, real or personal, tangible or intangible, used in or pertaining to the business of Neversoft, now held by any shareholder, director and/or officer of Neversoft.

     3.17  Contracts and Commitments.   (a)  Except as set forth in Schedule
3.17(a) hereto, Neversoft does not have, nor is Neversoft party to or bound by:

          (i) any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to Neversoft;

          (ii)  any fidelity or surety bond or completion bond;

          (iii)  any agreement of indemnification or guaranty;

          (iv) any agreement, contract, commitment, transaction or series of transactions for any purpose other than in the ordinary course of Neversoft's business relating to capital expenditures or commitments or long-term obligations in excess of $10,000;

          (v) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of Neversoft's business;

          (vi) any mortgages, indentures, loans or credit agreements, security agreements or other arrangements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (iii) hereof;

          (vii) any purchase order or contract for the purchase of inventory or other materials involving $10,000 or more;

          (viii)  any distribution, joint marketing or development agreement;

          (ix) any assignment, license or other agreement with respect to any form of intangible property; or

          (x) any other agreement, contract or commitment that involves $10,000 or more or is not cancelable without penalty in excess of $10,000 within thirty (30) days (collectively, any of (i) through (x) above shall be known as "Contracts").

          (b) Except as would not individually or in the aggregate have a Material Adverse Effect, all such Contracts are valid and binding on Neversoft and are in full force and effect and enforceable against Neversoft in accordance with their respective terms. Except as disclosed in Schedule 3.17(b) hereto, no approval or consent of, or notice to any Person the failure of which to obtain would have individually or in the aggregate a Material Adverse Effect is needed in order that such Contracts shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination following the consummation of the Merger. Except to the extent any of the following would not individually or in the aggregate have a Material Adverse Effect, Neversoft is not in violation of, breach of or default under any such Contract nor, to the Shareholders' knowledge, is any other party to any such Contract. Except as set forth in Schedule 3.17(b) hereto, Neversoft is not in violation or breach of or default under any such Contract (including leases of real property) relating to non-competition, indebtedness, guarantees of indebtedness of any other person, employment, or collective bargaining.

     3.18.  Employee Matters and Benefit Plans.

          (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 3.18(a)(i) below (which definition shall apply only to this Section 3.18), for purposes of this Agreement, the following terms shall have the meanings set forth below:

               (i) "Affiliate" shall mean any other Person under common control with or otherwise required to be aggregated with Neversoft as set forth in Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

               (ii) "Employee" shall mean any current, former or retired employee, officer, or director of Neversoft or any Affiliate:

               (iii) "Employee Agreement" shall refer to any material management, employment, severance, consulting, relocation, repatriation, expiration, visas, work permit or similar agreement or contract between Neversoft or any Affiliate and any Employee or consultant that is not an Employee Plan;

               (iv) "Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan" within the meaning of Section 3(3) of ERISA (as defined below), which is or has been maintained, contributed to, or required to be contributed to, by Neversoft or any Affiliate for the benefit of any "Employee" (as defined above), and pursuant to which Neversoft or any Affiliate has or may have any material liability contingent or otherwise;

               (v) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

               (vi)  "IRS" shall mean the Internal Revenue Service;

               (vii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Sections 3(37) and 4001(a)(3) of ERISA; and

               (viii) "Pension Plan" shall refer to each Neversoft Employee Plan which is an "employee pension benefit plan," within the meaning of
Section 3(2) of ERISA.

          (b) Schedule 3.18(b) hereto contains an accurate and complete list of each Employee Plan (including for each such plan a description of any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement of the value of any of the benefits of which will be calculated on the basis of any transactions contemplated by this Agreement) and each Employee Agreement of Neversoft. Except as set forth in
Schedule 3.18(b) hereto, neither Neversoft nor any of its Affiliates has any announced plan or commitment, whether legally binding or not, to establish any new Employee Plan or Employee Agreement, to modify any Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Neversoft in writing, or as required by this Agreement), or to enter into any Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

          (c) Documents. Neversoft has provided to Activision correct and complete copies of all material documents embodying or relating to each Employee Plan and each Employee Agreement including: (i) all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Employee Plan or related trust; (iv) if the Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Employee Plan; (vi) all IRS determination letters and rulings relating to Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Employee Plan; (vii) all communications material to any Employee or Employees relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Neversoft; and (viii) all registration statements and prospectuses prepared in connection with each Employee Plan.

          (d) Employee Plan Compliance. (i) Except as set forth in Schedule 3.18(d) hereto, Neversoft and each of its Affiliates has performed in all material respects all obligations required to be performed by them under each Employee Plan, and each Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA for which no class or statutory exemption is available, has occurred with respect to any Employee Plan; (iii) there are no material actions, suits or claims pending or, to the knowledge of the Shareholders, threatened or anticipated (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan; (iv) such Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Neversoft or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no audits, inquiries or proceedings pending or, to the knowledge of the Shareholders, threatened by the IRS or DOL with respect to any Employee Plan; (vi) Neversoft is not subject to any penalty or tax with respect to any Employee Plan under Section 502(i) of ERISA or Section 4975 through 4980B of the Code; (vii) all contributions, including any top heavy contributions, required to be made prior to the Closing by Neversoft or any ERISA Affiliate to any Employee Plan have been made or shall be made on or before the Closing Date; and (viii) Neversoft and its Affiliates are in compliance in all respects with the requirements of
Part 6 of Subtitle A of Title I of ERISA and any similar state laws concerning group health care continuation coverage.

          (e) Pension Plans. Neither Neversoft nor any of its Affiliates currently maintain, sponsor, participate in or contribute to, nor have they ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (f) Multiemployer Plans. At no time has Neversoft or any of its Affiliates contributed to or been requested or obligated to contribute to any Multiemployer Plan.

          (g)  No Post-Employment Obligations.  Except as set forth in
Schedule 3.18(g) hereto or as required by local, state or federal law, no Employee Plan or any other employment agreement or arrangement to which Neversoft is a party provides, or is required to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, and Neversoft has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment.

          (h) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, except as set forth in Schedule 3.18(h) hereto.

          (i) Employment Matters. Neversoft (i) is in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees except as would not individually or in the aggregate have a Material Adverse Effect; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to Employees; (iii) is not liable for any arrears of wages of any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

          (j) Labor. No work stoppage or labor strike against Neversoft is pending or, to the knowledge of the Shareholders, threatened. Neversoft is not involved in or, to the knowledge of the Shareholders, threatened with, any labor dispute, grievance, administrative proceeding or litigation relating to labor, safety, employment practices or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would individually or in the aggregate have a Material Adverse Effect. Neversoft has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly have a Material Adverse Effect. Neither Neversoft nor any of its Affiliates has ever been a party to any agreement with any labor organization or union, and none of the Employees are represented by any labor organization or union, nor have any Employees threatened to organize or join a union or filed a petition for representation with the National Labor Relations Board.

          (k) Schedule 3.18(k) hereto sets forth (i) the aggregate amounts of bonus and severance payments that could be payable to employees of Neversoft under existing Employee Agreements or Employee Plans on account of the transactions contemplated by this Agreement (without regard to termination of employment), and (ii) the aggregate amounts of severance obligations that could be payable to employees of Neversoft under existing Employee Agreements and Employee Plans on account of terminations of employment following the Effective Time, separately stating the amounts that are payable by reason of a termination following a change of control of Neversoft.

          (l) Schedule 3.18(l) sets forth a complete list of all persons who are currently employees and consultants of Neversoft and all persons to whom Neversoft has extended offers of employment and the compensation payable to all such employees and consultants.

          (m) Neversoft has continuously maintained, and continues to maintain, stop loss insurance coverage for the self-insured portions of its Employee Plans as set forth in Schedule 3.18(m).

     3.19  Intellectual Property.

          (a) For the purposes of this Agreement, the following terms have the following definitions:

               (i) "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (a) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data, customer lists, proprietary processes and formulae, all source and object code, algorithms, architectures, structures, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records; (c) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world;
(d) all industrial designs and any registrations and applications therefor throughout the world; (e) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (f) all proprietary databases and data collections and all rights therein throughout the world; and (g) any equivalent rights to any of the foregoing anywhere in the world.

               (ii) "Neversoft Intellectual Property" shall mean that Intellectual Property owned by, licensed to, or used by Neversoft.

               (iii) "Neversoft Registered Intellectual Property" means those United States, international and foreign: (a) patents and patent applications (including provisional applications); (b) registered trademarks and service marks, applications to register trademarks or service marks, intent-to-use applications, or other registrations or applications related to trademarks or service marks; and (c) registered copyrights and applications for copyright registration, in each case included in the Neversoft Intellectual Property. All of the foregoing are listed in Schedule 3.19(a)(iii) hereto.

          (b) Schedule 3.19(b) hereto lists all non-routine proceedings or actions known to the Shareholders before any court, tribunal (including the United States Patent and Trademark Office ("PTO") or equivalent authority anywhere in the world) related to any Neversoft Intellectual Property. No Neversoft Intellectual Property is the subject of any non-routine proceeding or outstanding decree, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Neversoft, or which may affect the validity, use or enforceability of such Neversoft Intellectual Property.

          (c) With respect to each item of Neversoft Registered Intellectual Property, necessary registration, maintenance and renewal fees in connection with such Neversoft Registered Intellectual Property have been made and all necessary documents and certificates in connection with such Neversoft Registered Intellectual Property have been filed with the relevant patent, trademark or copyright authorities in the United States or abroad for the purposes of maintaining such Neversoft Registered Intellectual Property.

          (d) Neversoft has the right to use, market, distribute, sell or license all Neversoft Intellectual Property used in its business as presently conducted and as it is expected to be conducted as of the Effective Time, including without limitation, all Intellectual Property used or to be used in the Neversoft Products (as defined below), and such rights to use, market, distribute, sell or license are sufficient for such conduct of their respective businesses.

          (e) Neither the manufacture, development, publication, marketing, license, sale, distribution or use intended by Neversoft of any software products currently being licensed, produced or sold by Neversoft or currently under development by Neversoft (the "Neversoft Products") violates any license or agreement between Neversoft and any third party or infringes any Intellectual Property right, moral right or right of publicity or privacy of any other party, and there is no pending or, to the knowledge of the Shareholders, threatened claim or litigation contesting the validity, ownership or right to use, market, distribute, sell, license or dispose of any Neversoft Intellectual Property nor, to the knowledge of the Shareholders, is there any basis for any such claim under applicable law, nor has Neversoft received any notice asserting that any Neversoft Intellectual Property or the proposed use, marketing, distribution, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the knowledge of the Shareholders, is there any basis for any such assertion under applicable law. Schedule 3.19(e) hereto sets forth a list of all Neversoft Products.

          (f) Neversoft has timely and satisfactorily complied with their respective milestone delivery requirements under all material agreements, if any, pursuant to which Neversoft has agreed with a person other than Activision or its affiliates to program, design or develop, whether for original use or for porting or conversion (for use on a different hardware platform or in a different language), any software products or any part thereof, except where the failure to so comply could not reasonably be expected to individually or in the aggregate have a Material Adverse Effect with respect to Neversoft.

          (g) Except as set forth in Schedule 3.19(g) hereto, to the extent that any work, invention, or material has been developed or created by a third party for Neversoft, Neversoft has a written agreement with such third party with respect thereto and Neversoft thereby has obtained ownership of, and is the exclusive owner of, or has a valid license to use, all Neversoft Intellectual Property in such work, material or invention by operation of law or by valid assignment or by agreement, as the case may be.

          (h) Schedule 3.19(h) hereto lists all material contracts, licenses and agreements to which Neversoft is a party that are currently in effect (i) with respect to Neversoft Intellectual Property licensed or offered to any third party; or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to Neversoft. Except as set forth in
Schedule 3.19(h) hereto, Neversoft has not transferred ownership of, or granted any exclusive license with respect to, any Neversoft Intellectual Property, to any third party.

          (i) Except as set forth in Schedule 3.19(i) hereto, the contracts, licenses and agreements listed in Schedule 3.19(h) are in full force and effect. The consummation of the transactions contemplated by this Agreement will not violate or result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements listed in Schedule 3.19(h) and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any rights of Neversoft to any Neversoft Intellectual Property or impair the right of Neversoft after the Effective Time to use, market, distribute, sell or license any Neversoft Intellectual Property or portion thereof. Neversoft is in material compliance with, and has not materially breached any term of any of such contracts, licenses and agreements listed in Schedule 3.19(h) and, to the knowledge of the Shareholders, all other parties to such contracts, licenses and agreements listed in Schedule 3.19(h) are in compliance with, and have not breached any term of, such contracts, licenses and agreements. Except as set forth in Schedule 3.19(i) hereto, following the Effective Time, the Surviving Corporation will be permitted to exercise all of Neversoft's rights under the contracts, licenses and agreements listed in Schedule 3.19(h) to the same extent Neversoft would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional funds other than ongoing fees, royalties or payments which Neversoft would otherwise be required to pay.

          (j) Schedule 3.19(j) hereto lists all contracts, licenses and agreements between Neversoft and any third party wherein or whereby Neversoft has agreed to, or assumed, other than in the ordinary course of business, any obligation or duty to warrant, indemnify, hold harmless or otherwise assume or incur any obligation or liability with respect to the infringement or misappropriation by Neversoft or such third party of the Intellectual Property of any third party.

          (k) Except as set forth in Schedule 3.19(k) hereto, (a) Neversoft has not received any notice or claim (whether written, oral or otherwise) challenging Neversoft's ownership or rights in the Neversoft Intellectual Property or claiming that any other person or entity has any legal or beneficial ownership with respect thereto; (b) all the Neversoft Intellectual Property rights owned by Neversoft and embodied in its products are legally valid and enforceable without any material qualification, limitation or restriction on their use; (c) Neversoft has not received any notice or claim (whether written or oral) challenging the validity or enforceability of any of the Neversoft Intellectual Property rights; and (d) to the Shareholders' knowledge, no third party is infringing or misappropriating any part of the Neversoft Intellectual Property.

          (l) Neversoft has taken reasonable and practicable measures designed to protect its rights in its confidential information and trade secrets or any trade secrets or confidential information of third parties provided to Neversoft. None of Neversoft, or any employees or, to the Shareholders' knowledge, consultants of Neversoft, has permitted any such confidential information or trade secrets to be used, divulged or appropriated for the benefit of persons to the material detriment of Neversoft.

          (m) Schedule 3.19(m) hereto sets forth a list of all Internet domain names used by Neversoft in its business (collectively, the "Domain Names"). Neversoft has, and after the Effective Time the Surviving Corporation will have, a valid registration and all material rights (free of any material restriction) in and to the Domain Names, including, without limitation, all rights necessary to continue to conduct Neversoft's business as it is currently conducted.

     3.20. Consents. Except as set forth in Schedule 3.20 hereto, no consent, approval or authorization of, or exemption by, or filing with, any governmental authority or any third party is required to be obtained or made by the Shareholders in connection with the execution, delivery and performance by the Shareholders of this Agreement or the taking by the Shareholders of any other action contemplated hereby.

     3.21. Insurance. Neversoft maintains, and has maintained or caused to be maintained, without interruption, during its existence, policies or binders of insurance covering such risk, and events, including personal injury, property damage, and general liability in amounts set forth on
Schedule 3.21 hereto, and its current insurance policies will not terminate due to the consummation of the transactions contemplated under this Agreement. Neversoft has provided Activision prior to the Closing Date with true, complete and correct copies of all insurance policies maintained currently by Neversoft and all such policies are listed on Schedule 3.21 hereto.

     3.22. Relationships with Suppliers, Licensors and Customers. No current distributor, customer of Neversoft or supplier to Neversoft has notified Neversoft of an intention to terminate or substantially alter its existing business relationship with Neversoft, nor has any licensor under a license agreement with Neversoft notified Neversoft of an intention to terminate or substantially alter Neversoft's rights under such license, which termination or alteration would have a Material Adverse Effect.

     3.23. Bank Accounts. Schedule 3.23 hereto contains (a) a true and complete list of names and locations of all banks, trust companies, securities brokers, and other financial institutions at which Neversoft has an account or safe deposit box or maintains a banking, custodial, trading, trust, or other similar relationship, (b) a true and complete list and description of each such account, box and relationship, (c) a list of all signatories for each such account and box and (d) a list of all compensating balances required with respect to each such account.

     3.24. Tax and Accounting Treatment. (a) Neither Neversoft nor the Shareholders have taken any action or engaged in any activities that would preclude the treatment of the Merger as a tax free reorganization under
Section 368(a) of the Code.

          (b) Except as set forth in Schedule 3.24(b), none of the Shareholders or Neversoft has taken any of the following actions since the inception of Neversoft: (i) any redemption or repurchase by Neversoft of any of its equity securities; (ii) any issuance of capital stock or other securities by Neversoft , any conversion of capital stock or equity securities by Neversoft, any recapitalization of Neversoft or any conversion of debt into equity; (iii) any grant, exercise, termination or modification of any options, warrants or rights to acquire capital stock or other equity securities of Neversoft or any stock appreciation, phantom stock or similar rights; (iv) any repayment by Neversoft of any indebtedness to any stockholder or other affiliate of Neversoft, or amendment of any terms of any indebtedness or other obligation by Neversoft to any stockholder or other affiliate of Neversoft; or (v) any contribution to the equity capital of Neversoft, other than pro rata capital contributions made by the stockholders at initial organization of Neversoft. Each of the Shareholders understands that any of the foregoing actions could preclude Activision's ability to account for the Merger under this Agreement as a pooling of interests.

     3.25. Disclosure. No representation, warranty, statement or information made or furnished by the Shareholders, including but not limited to those contained in this Agreement, the Schedules hereto and each other instrument furnished or to be furnished to Activision pursuant hereto or in connection with the transactions contemplated hereby, contains or shall contain any statement of a material fact that was untrue when made or omits or shall omit any material fact necessary to make the information contained in such representation, statement or information not misleading.






                                 ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF ACTIVISION

          Activision hereby represents and warrants to the Shareholders as follows:

     4.1. Organization. Activision and Merger Subsidiary are each a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to carry on their businesses as they are now being conducted, and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

     4.2. Corporate Power and Authority; Effect of Agreement. The execution, delivery and performance by Activision of this Agreement and the consummation by Activision of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Activision.
 No vote of the Activision stockholders is required to approve the issuance of the Activision Common Stock as contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Activision and constitutes the valid and binding obligation of Activision, enforceable against Activision in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and general principles of equity.

     4.3.  Capitalization.   (a)  The authorized capital stock of Activision
consists of 50,000,000 shares of Activision Common Stock and 5,000,000 shares of preferred stock, $.000001 par value (the "Activision Preferred Shares"). As of September 23, 1999, there were 24,223,549 shares of Activision Common Stock issued and outstanding and no Activision Preferred Shares issued and outstanding. All such outstanding shares of Activision are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as described in the Activision SEC Reports (as defined in Section 4.5), Activision has no outstanding bonds, debentures, notes or other obligations the holders of which have or upon the happening of certain events would have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Activision on any matter. Except as described in the Activision SEC Reports and in other filings made by Activision with the Securities and Exchange Commission (the "SEC"), there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements, stock appreciation rights or similar derivative securities or instruments or commitments which obligate Activision to issue, transfer or sell any Shares of Activision Common Stock or make any payments in lieu thereof other than options or warrants granted to employees, directors, consultants and licensors after the date of the most recent Activision SEC Report.

          (b) The Activision Shares to be issued pursuant to this Agreement will, upon issuance in accordance with this Agreement, be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights of any nature.

     4.4. No Violation. The execution, delivery and performance by Activision of this Agreement and the consummation by Activision of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, conflict with or violate (i) any provision of law, rule or regulation to which Activision is subject, (ii) any order, judgment, injunction or decree binding upon or applicable to Activision or binding upon the assets or properties of Activision, (iii) violate any provision of the Certificate of Incorporation or the Bylaws of Activision; except, in each case, for violations which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby, or (iv) other than the filings provided for in this Agreement, require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority which has not been obtained or made, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not individually or in the aggregate have a Material Adverse Effect on Activision.

     4.5. SEC Documents. Since March 31, 1998, Activision has timely filed with the SEC all forms, reports and documents required to be filed by Activision since March 31, 1998 under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder (the "Securities Laws"), including, without limitation, (i) all Annual Reports on form 10-K, (ii) all Quarterly Reports on form 10-Q, (iii) all proxy statements relating to meetings of stockholders (whether annual or special), (iv) all Current Reports on form 8-K and (v) all other reports, schedules, registration statements and other documents, each as amended (collectively, the "Activision SEC Reports"), all of which were prepared in compliance in all material respects with the applicable requirements of the Exchange Act and the Securities Act. As of their respective dates, the Activision SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Activision included in or incorporated by reference into the Activision SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of Activision and its consolidated subsidiaries as of its date and each of the consolidated statements of operations, cash flows and shareholders' equity included in or incorporated by reference into the Activision SEC Reports (including any related notes and schedules) fairly presents the results of operations, cash flows and shareholders' equity, as the case may be, of Activision and its consolidated subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act.

     4.6. Absence of Certain Changes. Since June 30, 1999, Activision has conducted its business in the ordinary course of such business and consistent with past practices and there has not been any:

          (a) change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect;

          (b) acquisition, sale or tansfer of any material asset of Activision or any of its subsidiaries other than in the ordinary course of business;

          (c) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the shares of Activision Common Stock or the shares of capital stock of any of its subsidiaries, or any direct or indirect redemption, purchase or other acquisition by Activision or any of its subsidiaries of any such shares;

          (d) entering into, material amendment or termination of, or default under, any material contract to which Activision or any of its subsidiaries is a party or by which it is bound except in the ordinary course of business; or

          (e) agreement by Activision or any of its subsidiaries to do any of the things described in the preceding clauses (a) through (d).

     4.7. Material Compliance with Agreements. Activision is in material compliance with, and has not materially breached any term of, any software development agreements between Activision and Neversoft listed in Schedule 3.19(h).

     4.8.  No Trading in Activision Common Stock.   Activision has not,
directly or indirectly, during the ten (10) trading days preceding the Closing, purchased its own stock or manipulated its stock trading price.

     4.9.  No Brokers.   Activision has not entered into any contract,
arrangement or understanding with any person or firm that may result in the obligation of Activision or Neversoft to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Activision is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     4.10.  Tax and Accounting Treatment.    Neither Activision nor the
Merger Subsidiary have taken any action or engaged in any activities that would preclude treatment of the Merger as a tax free reorganization under
Section 368(a) of the Code.

     4.11. Disclosure. No representation, warranty, statement or information made or furnished by Activision, including but not limited to those contained in this Agreement, the Schedules hereto and each other instrument furnished or to be furnished to the Shareholders pursuant hereto or in connection with the transactions contemplated hereby, contains or shall contain any statement of a material fact that was untrue when made or omits or shall omit any material fact necessary to make the information contained in such representation, statement or information not misleading.


                                  ARTICLE V

                            CONDITIONS TO CLOSING

     5.1. Conditions to Neversoft's and the Shareholders' Performance. The obligation of Neversoft and the Shareholders to consummate and effect the Merger and the other transactions contemplated herein shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by the Shareholders:

          (a) Activision shall have performed all obligations, taken all necessary corporate actions, and complied with all terms, conditions, agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and the Shareholders shall have received a certificate, dated the Closing Date, signed on behalf of Activision by the Chief Executive Officer, Co-Chairman, President or General Counsel of Activision to the foregoing effect.

          (b) As of the Closing Date, except as disclosed in the Activision SEC Reports filed prior to the date of this Agreement, since June 30, 1999 there shall not have occurred any change, circumstance or event, concerning Activision and its Subsidiaries taken as a whole that has had or could be reasonably likely to have a Material Adverse Effect on Activision, and the Shareholders shall have received a certificate dated the Closing Date signed on behalf of Activision by the Chief Executive Officer, Co-Chairman, President or General Counsel of Activision to the foregoing effect.

          (c) The Board of Directors of Activision and Merger Subsidiary, and the sole shareholder of Merger Subsidiary shall have approved this Agreement, the Merger and the transactions contemplated hereby, and the Shareholders shall have received true copies of the resolutions approving the foregoing certified by the Secretary of Activision and Merger Subsidiary, respectively.

          (d) No statute, rule or regulation or injunction or order of any court or administrative agency of competent jurisdiction shall be in effect as of the Closing Date which prohibits Activision from consummating the Merger.

          (e) Activision shall have executed and delivered employment agreements and proprietary information agreements with each of the Shareholders in forms approved by Activision.

          (f) Activision and Escrow Agent shall have executed and delivered the Warranty Escrow Agreement (as defined in Section 6.2) substantially in the form of Exhibit B attached hereto.

          (g) Activision shall have amended its Internal Project Bonus Plan to incorporate the modifications to such Plan set forth in Section 5 of the Letter of Intent, dated September 13, 1999, between Activision and Neversoft and approved and accepted by each of the Shareholders (the "Letter of Intent").

          (h) At the Closing, Activision shall deliver, or cause to be delivered, certificates representing Activision Common Stock issued in the names of the Shareholders in accordance with their respective interests and bearing restrictive legends under the Securities Act, subject to the provisions of Sections 6.1 and 6.2 of this Agreement (and the Warranty Escrow Agreement) which require that certificates (accompanied by appropriate stock powers) for Activision Common Stock be issued to the Shareholders in such denominations as required to meet the requirements of the Warranty Escrow Agreement and deposited with the Escrow Agent.

     5.2. Conditions to Activision's and Merger Subsidiary's Performance. The obligation of Activision and Merger Subsidiary to consummate and effect the Merger and the other transactions contemplated herein shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by Activision:

          (a) Neversoft and the Shareholders shall have performed all obligations, taken all necessary corporate actions, and complied with all terms, conditions, agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Activision shall have received a certificate, dated the Closing Date, signed on behalf of Neversoft by the Shareholders to the foregoing effect.

          (b) As of the Closing Date, except as disclosed in the 1999 Financial Statements or in Schedule 3.10, since June 30, 1999 there shall not have occurred any change, circumstance or event, concerning Neversoft that has had or could be reasonably likely to have a Material Adverse Effect on Neversoft, and Activision shall have received a certificate dated the Closing Date signed on behalf of Neversoft by the Chief Executive Officer or President of Neversoft and the Shareholders, individually, to the foregoing effect.

          (c) The Board of Directors of Neversoft and the Shareholders shall have approved this Agreement, the Merger and the transactions contemplated hereby, and Activision shall have received true copies of the resolutions approving the foregoing certified by the Secretary of the Company.

          (d) No statute, rule or regulation or injunction or order of any court or administrative agency of competent jurisdiction shall be in effect as of the Closing Date which prohibits the Shareholders from consummating the Purchase.

          (e) Neversoft shall have delivered to Activision a certificate of good standing of Neversoft issued by the Secretary of State of California, dated as of a date not more than ten (10) days prior to the Closing Date.

          (f) Each of the Shareholders and up to seven (7) additional employees of Neversoft to be designated by Neversoft with the approval of Activision shall have executed and delivered employment agreements and proprietary information agreements in forms approved by Activision and each of the Shareholders shall have executed and delivered non-competition agreements in form approved by Activision.

          (g) Activision shall have received from each of the Shareholders an executed copy of an Investment Letter substantially in the form of Exhibit A attached hereto.

          (h) The Shareholders shall have delivered to Activision all consents required as described in Schedule 3.20, if any.

          (i) The Shareholders shall have executed and delivered the Warranty Escrow Agreement substantially in the form of Exhibit B attached hereto.

          (j) At the Closing, each of the Shareholders shall deliver, or cause to be delivered, a certificate or certificates representing the Neversoft Shares outstanding as of the Closing Date in good form and in each case accompanied by duly executed stock powers endorsed to Activision, with all required transfer taxes or stamps paid for or affixed thereto, free and clear of all Encumbrances and fully paid and nonassessable.

          (k) Activision shall have received from KPMG, independent auditors for Activision, a letter dated the date of the Closing (which may contain customary qualifications and assumptions), to the effect that KPMG concurs with Activision's management's conclusion that no conditions exist related to Activision or Neversoft that would preclude Activision from accounting for the Merger as a pooling of interests.


                                 ARTICLE VI

                       COVENANTS AND OTHER AGREEMENTS

     6.1 Restrictions on Sale of Activision Shares. The Shareholders acknowledge and agree that Activision Shares will be issued to the Shareholders without registration under the Securities Act, based upon the "private offering exemption", in reliance upon appropriate written representations from the Shareholders (as set forth in their respective Investment Letters attached hereto as Exhibit A); further evidenced by restrictive legends on the certificates representing Activision Shares and "stop transfer" instructions to Activision's transfer agent. Subject to Activision's obligations under Section 6.3(a), Activision Shares will be "restricted securities" within the meaning of the Securities Act and related rules and regulations. Notwithstanding the provisions of the Securities Act, the Shareholders acknowledge and agree that the Shareholders shall not have the right to sell, pledge, gift, hypothecate or otherwise dispose of the shares of Activision Common Stock until the issuance by Activision of its first earnings press release after the Effective Time containing at least thirty (30) days of combined operations of Activision's and Neversoft's businesses.

     6.2. Share Hold Back. In order to insure that the representations, warranties and covenants made by the Shareholders under this Agreement are not breached, and in order to provide a nonexclusive source of indemnification of Activision pursuant to Article 7, Neversoft and the Shareholders agree that the certificates representing ten percent (10%) of the total number of Activision Shares issued to each Shareholder in connection with the Merger shall be deposited in an Escrow Account (the "Escrow Account") pursuant to a Warranty Escrow Agreement in the form attached hereto as Exhibit B (the "Warranty Escrow Agreement") on the date of the Closing. Such Activision Shares shall be held in the Escrow Account during such period of time as set forth in the Warranty Escrow Agreement (the "Hold Period"). Any dividends and distributions with respect to such Activision Shares while held in the Escrow Account also shall be retained in the Escrow Account until the expiration of the Hold Period for the account of the Shareholders. Any offsets or deductions made from Activision Shares held in the Escrow Account on account of any breach of this Agreement shall be made on the last business day of the Hold Period, or at such other time as set forth in the Escrow Agreement, and shall be based upon the closing price of Activision Common Stock on the Nasdaq National Market ("NASDAQ") on the date the Merger is consummated. All Activision Shares subject to such offset or deduction shall be canceled by Activision, and the remaining Activision Shares, together with any dividends paid or distributions made with respect to such Activision Shares that have not been canceled, shall be then delivered to the Shareholders in accordance with their respective interests. Notwithstanding the foregoing, Activision Shares held in the Escrow Account pursuant to the provisions of this Section 6.2 shall not be deemed the sole source of recourse by Activision for indemnification under this Agreement, and Neversoft and the Shareholders shall remain severally liable in accordance with Article 7.

     6.3.  Registration of Activision Shares.

          (a) Registration on Form S-3. Activision agrees to use its reasonable best efforts to file with the SEC, as soon as practicable after the Closing Date, a registration statement on Form S-3, or on such other form as may be available, registering under the Securities Act, pursuant to Rule 415 under the Securities Act ("Rule 415") (if available), the offer and sale in the future of all of the Activision Shares issued by Activision to the Shareholders pursuant to this Agreement. Activision further agrees to (a) use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable, (b) maintain the effectiveness of such registration or successor registration statement filed by Activision for the purpose of registering the shares of Activision Common Stock (such registration statements being collectively referred to as the "Registration Statement") until Activision Shares are eligible to be resold without restriction on disposition pursuant to the Securities Act and its related rules and regulations, (c) update the prospectus included in the Registration Statement (the "Prospectus") from time to time as may be necessary to assure that the Prospectus does not make any untrue statement of a material fact or omit to state a material fact necessary in order to make the Prospectus not misleading, and (d) provide such number of copies of the Registration Statement and the Prospectus (as so updated) to the Shareholders as they may reasonably request in order to facilitate the public sale or other disposition of Activision Shares covered by such Registration Statement.

          (b) Costs and Expenses. Activision shall bear the costs incurred for its legal counsel, accounting and all other costs and expenses in connection with such registration including keeping the Registration Statement effective, excluding brokers' commissions and underwriters' fees, which may be incurred in connection with the preparation and filing of the Registration Statement pursuant to Section 6.3(a).

          (c) Cooperation and Indemnification. (i) The Shareholders agree that they will provide all required cooperation and furnish all necessary information and enter into such agreements customarily required of selling stockholders in connection with the preparation of the Registration Statement filed under the terms of this Section 6.3, and the Shareholders will represent and warrant the accuracy and completeness of all written information so furnished for inclusion in the Registration Statement and will indemnify and hold Activision, and its directors, officers, shareholders, and underwriters harmless from and against any liability, loss or damage (including costs and reasonable attorneys' fees), incurred by or sustained by, or asserted against, any of them, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the information provided by the Shareholders or based on any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                   (ii)  Activision shall indemnify and hold the
Shareholders harmless from and against any liability, loss or damage (including costs and reasonable attorneys' fees) incurred by or sustained by, or asserted against, any of them, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, or based on any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent such untrue statement of material fact (or alleged untrue statement) or omission (or alleged omission) related to information supplied by any of the Shareholders for inclusion in the Registration Statement.

     6.4. Further Assurances. Each party hereto shall, at the request of the other party and at such other party's expense, execute and deliver any further instruments or documents and take all such further action as such other party may reasonably request in order to effectuate the consummation of the Merger. If, at any time or from time to time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of the Constituent Corporations, the officers of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take, and shall take, all such lawful and necessary action.

     6.5. Confidentiality. Following the Closing, the Shareholders shall keep confidential all information concerning the business, operations, properties, assets and financial affairs of Neversoft and may disclose such information only upon receipt of prior written consent from Activision, as required by law, or if such disclosure is required (a) in connection with the Shareholders' filing of any state or federal income tax returns, or (b) by order of any judicial or administrative authority; provided, however, the Shareholders shall not be required to keep confidential information that (x) is or becomes generally available to the public other than as a result of disclosure by the Shareholders, (y) is or becomes available to the Shareholders on a nonconfidential basis from a source other than Activision or (z) the Shareholders or any of their affiliates is required to disclose pursuant to applicable law, rule, regulation or subpoena.

     6.6. Publicity. Activision and the Shareholders shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated herein and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law or the rules of the applicable stock exchange if it has used its reasonable best efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

     6.7. Shareholder Approval. Each of the Shareholders has voted all shares of Neversoft Common Stock held by him in favor of the approval and adoption of this Agreement and the transactions contemplated hereby and the approval of the Merger.

     6.8. NASDAQ Listing. As promptly as practicable after the Effective Time, Activision shall cause the Activision Shares to be listed, subject to official notice of issuance, on NASDAQ.

     6.9. Tax Treatment. No party shall take any action either prior to or after the Effective Time that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code. Neversoft covenants that at the time of the Merger, its assets will satisfy the "substantially all" test within the meaning of Revenue Procedure 77-37, 1977-2 C.B. 568.

     7.0. Accounting Treatment. The parties agree that the Merger shall be accounted on the books of Activision following the Merger under the "pooling of interests" method of accounting. The parties agree not to take any action or engage in any activities that could negatively effect the treatment of the Merger by Activision as a pooling of interests. To the extent any provisions contained in this Agreement would negatively affect such pooling treatment, such provision(s) shall be modified accordingly to allow for the accomplishment of the intended accounting treatment.


                                 ARTICLE VII

                        SURVIVAL AND INDEMNIFICATION

     7.1. Survival. Except as otherwise set forth in this Section 7.1, the representations and warranties made in this Agreement or in any agreement, certificate or other document executed at or prior to the Effective Time in connection herewith (each an "Ancillary Document") shall survive until the earlier to occur of (i) September 30, 2000 or (ii) the date upon which Activision's auditors complete their first fiscal year end audit of financial statements containing combined operations of Activision's and Neversoft's businesses (the "Survival Date"). No investigation by Activision or on Activision's behalf heretofore or hereafter conducted shall affect the representations, warranties or covenants of the Shareholders set forth in this Agreement.

     7.2. Indemnification by the Shareholders. To the fullest extent permitted by law, the Shareholders shall, severally and not jointly, defend, indemnify and hold harmless Activision and Merger Subsidiary, and all officers, directors and stockholders of Activision and Merger Subsidiary, and their heirs, personal and legal representatives, guardians, successors and assigns ("Activision Indemnified Parties"), from and against any and all claims, losses, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, costs and expenses (including reasonable attorneys', accountants' and experts' fees and court costs) of every kind and nature (collectively, "Losses") arising out of or resulting from any breach by Neversoft or the Shareholders of any representation, warranty, agreement or covenant made by them in this Agreement. The Shareholders' liability to indemnify any Activision Indemnified Parties shall be in proportion to his or her respective shareholdings of Neversoft as of the Closing Date.

     7.3. Indemnification Procedures. Promptly after receipt by an Activision Indemnified Party under this Section of notice of the commencement of any action or the incurrence of any Loss, such Activision Indemnified Party will, if a claim in respect of such action is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement of such action. Upon receipt of such notice the indemnifying party or parties shall have the right to assume and control the defense of such action with counsel of its choice, subject to the approval of the Activision Indemnified Party, which approval shall not be unreasonably withheld. The Activision Indemnified Parties shall have the right to participate in the defense of any action and to be represented by counsel of its or their own selection in connection with such action and to be kept fully and completely informed by the indemnifying party and its counsel as to the status of the action at all stages of the proceedings in such action, all at the Activision Indemnified Partyies' cost and expense. The Activision Indemnified Party shall cooperate with the indemnifying party in any defense which the indemnifying party assumes. Activision shall be entitled to settle any action solely for monetary damages with respect to which it controls the defense. Neversoft shall be entitled to settle any action solely for monetary damages with respect to which it controls the defense, subject to the prior consent of Activision which consent shall not be unreasonably withheld. The failure to notify an indemnifying party promptly of the commencement of any such action will not relieve him or it of any liability that he may have to any Activision Indemnified Party.

     7.4.  Limitation of Liability.  For purposes of this Article 7:

          (a) The Shareholders shall not have any liability to indemnify the Activision Indemnified Parties in respect of Losses incurred by Activision unless and until the aggregate amount of Losses exceeds One Hundred Thousand Dollars ($100,000), at which time the Shareholders shall be liable to indemnify Activision for the full amount of such Losses; and that recovery by the Activision Indemnified Parties from the Shareholders in respect of all Losses shall be limited to an aggregate dollar amount equal to ten percent (10%) of the product of (i) 698,835 and (ii) the closing price of Activision Common Stock on NASDAQ on the date the Merger is consummated. The Shareholders' liability under Section 7.1 and this Section 7.4(a) shall be several, not joint, and shall be in proportion to their respective shareholdings of Neversoft as of the Closing Date. Any claim for indemnification by Activision with respect to a Shareholder shall be settled by delivery to Activision of a number of shares of Activision Common Stock equal to such Shareholder's allocable portion of the Losses for which such Shareholder is liable divided by the closing price of Activision Common Stock on NASDAQ on the date the Merger is consummated (subject to adjustment for any stock splits, reverse splits, recapitalizations or similar transactions occurring after the Closing).

          (b) Claims for Indemnification. No claim for indemnification will be valid unless a Claim Notice (as defined the Warranty Escrow Agreement) shall have been delivered pursuant to the Warranty Escrow Agreement on or prior to April 25, 2000, after which date the obligation to indemnify shall terminate with respect to any claim except those which were specifically identified in a Claim Notice prior to such date.

     7.5. Claims Resolution Procedure. The parties shall act in good faith as expeditiously as possible to resolve any and all claims for indemnification. To the extent any claims are not Finally Resolved (as defined in the Warranty Escrow Agreement) on or before April 30, 2000 (the "Claims Resolution Date"), then the claims shall be resolved in accordance with the following arbitration procedure:

          (a) Each of Activision, on the one hand, and the Shareholders, on the other hand, shall select and appoint an arbitrator within five (5) days after the Claims Resolution Date to finally settle all unresolved claims. An arbitrator shall be selected and appointed by notice from one party (treating
the Shareholders as a single party) to the other.   The two arbitrators so
selected shall select a third arbitrator and give written notice to the parties hereto of such selection within ten (10) days after the Claims Resolution Date. If the two arbitrators cannot agree on a third arbitrator within such ten (10) day period, then each of them shall nominate one person to serve as the third arbitrator and the third arbitrator shall be selected from the two nominees by lot.

          (b) The arbitration shall be conducted jointly by the three arbitrators, who shall review all submissions by the parties with respect to the claim and make an award, by majority vote, within forty-five (45) days after the Claims Resolution Date, which award, when signed by each of the arbitrators, shall be final and binding on the parties. Unless otherwise determined by the arbitrators by majority vote, (i) no hearings shall be held, and the decision shall be rendered based on written submissions by the parties, and (ii) all written submissions must be made by the parties within five (5) days after the date on which the third arbitrator is appointed. Once the award is made, a claim shall be Finally Resolved for purposes of the Warranty Escrow Agreement.

          (c) If either party shall refuse or neglect to select and appoint an arbitrator within five (5) days after the Claims Resolution Date in accordance with Section 7.5(a), then the arbitrator so appointed by the first party, acting alone as the sole arbitrator, shall proceed to arbitrate and resolve all claims, and such arbitrator's award in writing signed by such arbitrator shall be final and binding on the parties.

          (d) All expenses of the arbitration shall be shared equally by Activision, on the one hand, and the Shareholders, on the other, provided that the arbitrator(s) shall have the right to award fees and expenses to the prevailing party in the arbitration if they deem it appropriate under the circumstances, and except that each party shall bear the costs and fees of the arbitrator appointed by such party. The parties hereto agree that they will cooperate in good faith to allow any arbitration hereunder to occur promptly and be concluded as quickly as is reasonably possible.

          (e) Judgment of any arbitration conducted hereunder may be entered on the arbitrators' award in any court having jurisdiction, and each party hereby consents to the jurisdiction of the California state courts sitting in Los Angeles County for this purpose.


                                ARTICLE VIII

                                MISCELLANEOUS

     8.1. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, (i) subject to the Shareholders' covenant under Section 6.11, the Shareholders may assign to any transferee of Activision Shares their respective rights pursuant to Section 6.3, which transferees shall also be subject to Section
6.11 hereof, and (ii) Activision may assign its rights, interests or obligations hereunder to any affiliate provided that Activision remains obligated hereunder and such assignment does not alter the rights, interests or obligations of the Shareholders hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No assignment permitted under this Agreement shall relieve any such assignor of any of his or its obligations under this Agreement and any assignee shall assume in writing all of the undertakings of assignor under this Agreement. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, surviving corporations, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     8.2. Entire Agreement. This Agreement (including the Exhibits and Schedules annexed hereto), and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior negotiations, agreements and understandings, whether written or oral, among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     8.3. Notices. Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail ( return receipt requested and first-class postage prepaid) and addressed as follows:

          If to the Shareholders:  Neversoft Entertainment
                                   23147 Ventura Boulevard, Suite 210
                                   Woodland Hills, California 91364
                                   Attn: Joel Jewett
                                   Tel.:  (818) 225-0883
                                   Fax:   (818) 225-0861

          With a copy to:          Farella Braun & Martel LLP
                                   235 Montgomery Street, 30th Floor
                                   San Francisco, California 94104
                                   Attn: Dean Gloster, Esq.
                                   Tel.:  (415) 954-4472
                                   Fax:   (415) 954-4480

          If to Activision and     Activision, Inc.
             Merger Subsidiary:    3100 Ocean Park boulevard
                                   Santa Monica, California 90405
                                   Attn: Executive Vice President and
                                        General Counsel
                                   Tel.:  (310) 255-2204
                                   Fax:   (310) 255-2152

          With a copy to:          Robinson Silverman Pearce
                                     Aronsohn & Berman LLP
                                   1290 Avenue of the Americas
                                   New York, New York 10104
                                   Attn: Kenneth L. Henderson, Esq.
                                   Tel.:  (212) 541-2275
                                   Fax:   (212) 541-1357

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date received.

     8.4. Amendment. This Agreement may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto.

     8.5. Governing Law. This Agreement has been executed and delivered by the parties in California, and shall be governed by and construed in accordance with the laws of the State of California without regard to its rules of conflict of laws. All parties consent to the exercise of personal jurisdiction over them in California and agree that any lawsuit arising out of or relating to this Agreement shall be brought exclusively in a court of competent subject matter jurisdiction located within the County of Los Angeles, State of California.

     8.6. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

     8.7. Headings. All of the Section and Article headings in this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     8.8. Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     8.9. No Party Deemed Drafter. The parties agree that no one party shall be deemed to be the drafter of this Agreement and that in the event this Agreement is ever construed by a court of law or equity, such court shall not construe this Agreement or any provision of this Agreement against any party as the drafter of the Agreement. The parties, and each of them, acknowledge that all parties have contributed substantially and materially to the preparation of this Agreement.

     8.10. Incorporation. The Schedules and Exhibits hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     8.11. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     8.12.  Interpretation.    In this Agreement, unless the context
otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders.

     8.13. Specific Performance. The parties hereto agree that any material breach or attempted or threatened breach of the provisions of this Agreement could result in irreparable injury to the parties for which no adequate remedy at law would exist, and damages would be difficult to determine, and consent to specific performance of the terms hereof, without limiting the applicability of any other remedy at law or equity.

     8.14. Expenses. The parties agree that Activision shall bear all costs and expenses incurred by it and Merger Subsidiary, and the Shareholders shall bear all costs and expenses incurred by them and Neversoft, in connection with negotiating and completing this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, attorneys' and accountants' fees and expenses.


                          [SIGNATURE PAGE FOLLOWS.]

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.


                              THE SHAREHOLDERS:


                              /s/ Joel Jewett
                              --------------------------
                              Joel Jewett


                              /s/ Michael West
                              --------------------------
                              Michael West


                              /s/ Christopher Ward
                              --------------------------
                              Christopher Ward

                              JCM PRODUCTIONS, INC.
                                   dba Neversoft Entertainment


                              By: /s/ Joel Jewett
                                  ------------------------
                                   Name: Joel Jewett
                                   Title: President


                              ACTIVISION, INC.


                              By: /s/ Ronald Doornink
                                  -------------------------
                                   Name: Ronald Doornink
                                   Title: President


                              NEVERSOFT ENTERTAINMENT, INC.


                              By: /s/ Ronald Doornink
                                  --------------------------
                                   Name: Ronald Doornink
                                   Title: President

                                  Exhibit A

                    LETTER OF INVESTMENT REPRESENTATIONS

     The undersigned, ____________________ ("Purchaser"), hereby makes the following representations and warranties to Activision, Inc. (the "Company") in connection with his acquisition of ___________ shares of the Company's Common Stock, $.000001 par value (the "Securities").

     Purchaser hereby represents and warrants that:

     1. Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the acquisition of the Securities and, by reason of Purchaser's financial and business experience (either alone or together with any purchaser representative), Purchaser has the capacity to protect Purchaser's interest in connection with the acquisition of the Securities. Purchaser is financially able to bear the economic risk of his investment in the Securities.

     2. Purchaser has received and reviewed all information Purchaser considers necessary or appropriate for deciding whether to acquire the Securities. Purchaser has had an opportunity to ask questions and receive answers from the Company and its officers and employees regarding the terms and conditions of the acquisition of the Securities and regarding the business, financial affairs and other aspects of the Company, and has further had the opportunity to obtain any information (to the extent the Company possesses or can acquire such information without unreasonable effort or expense) which Purchaser deems necessary to evaluate the investment and to verify the accuracy of information otherwise provided to Purchaser.

     3. Purchaser acknowledges that the Securities have not been registered under the Securities Act of 1933, as amended (the "Act"), or qualified under the California Corporate Securities Law of 1968, as amended, in reliance, in part, on the representations and warranties of Purchaser set forth in this document. Such Securities are being acquired by Purchaser for investment purposes for Purchaser's own account only and not for resale or with a view to the distribution of all or any part of such Securities. No other person will have any direct or indirect beneficial interest in the Securities.

     4. Purchaser understands that the Securities are and will be "restricted securities" under the United States securities laws in that such securities will be acquired from the Company in a transaction not involving a public offering, and that such securities may be resold without registration under the Act only in compliance with the Act and understands the resale limitations imposed by the Act and is familiar with the applicable securities laws and regulations, as presently in effect, and the conditions which must be met for resale of "restricted securities."


     5. Purchaser understands that the certificates evidencing the Securities will bear the legend in substantially the following form:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT."



Executed this ____ day of September, 1999.



By:_________________________


                                                                    Exhibit B

                          WARRANTY ESCROW AGREEMENT


     THIS WARRANTY ESCROW AGREEMENT, dated as of September 30, 1999 ("Escrow Agreement"), among (i) ACTIVISION, INC., a Delaware corporation
("Activision"); (ii) JOEL JEWETT, MICHAEL WEST and CHRISTOPHER WARD (collectively, the "Shareholders" and individually, a "Shareholder"); and
(iii) CITY NATIONAL BANK, a National Banking Association, as Escrow Agent ("Escrow Agent").


                                 BACKGROUND

     A. The Shareholders own all of the issued and outstanding shares of capital stock, no par value (the "Neversoft Shares"), of JCM Productions, Inc. dba Neversoft Entertainment ("Neversoft"), a California corporation. Concurrently with the execution of this Escrow Agreement, Activision, Neversoft Entertainment, Inc., a Delaware corporation and a wholly owned subsidiary of Activison ("Merger Subsidiary"), Neversoft and the Shareholders are entering into an Agreement and Plan of Reorganization (the "Merger Agreement") pursuant to which Merger Subsidiary will be merged with and into Neversoft and Neversoft shall be the surviving corporation in accordance with the Merger Agreement.

     B. Section 6.2 of the Merger Agreement provides that Activision shall deposit an aggregate of ten percent (10%) of the shares of common stock (the "Activision Shares"), par value $.000001 per share, of Activision ("Activision Common Stock") issued to the Shareholders pursuant to the Merger Agreement (the "Escrow Shares"), and the Shareholders are to deposit stock powers with respect to the Escrow Shares (the "Stock Powers"), into escrow to be held by Escrow Agent in order to provide a source for indemnification of Activision by the Shareholders in the event any of the representations, warranties, covenants or agreements made by the Shareholders under the Merger Agreement are breached.

     C. Escrow Agent has agreed to accept, hold, and disburse the Escrow Shares, the Stock Powers and other property that may be deposited in escrow, in accordance with the terms of this Escrow Agreement.

     D.   In order to establish the escrow and to effect the provisions of
Section 6.2 of the Merger Agreement, the parties have entered into this Escrow Agreement.


                           STATEMENT OF AGREEMENT

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, for themselves, their successors and assigns, hereby agree as follows:

     1. Definitions. The following terms shall have the following meanings when used herein:

          "Claim" shall mean a claim for indemnification asserted by Activision pursuant to the Merger Agreement .

          "Claim Notice" shall mean a notice given by Activision to the Shareholders under the Merger Agreement asserting a Claim and setting forth an estimate of the amount of such Claim, a copy of which notice shall be given to Escrow Agent.

          "Escrow Property" shall mean the Escrow Shares, the Stock Powers and any dividends or distributions thereon and any other property or securities into which the Escrow Shares may be converted or which the Escrow Agent may receive pursuant to Section 4 on account of the Escrow Shares.

          "Finally Resolved" as used in this Agreement shall mean the following with respect to any Claim made by Activision:

          (i)  If the Claim is not disputed, the amount of the Claim;

          (ii) If the Claim is resolved prior to a dispute, the amount of the Claim as set forth in a Joint Written Direction;

          (iii) If the Claim is disputed in whole or in part by the Shareholders but is subsequently resolved, compromised or settled, the amount of the Claim as set forth in a Joint Written Direction; or

          (iv) If the Claim results in litigation between Activision and the Shareholders, the entry of final judgment by the court having jurisdiction over such matter and the expiration of all periods for appeal by any of the parties.

          "Hold Period" shall mean the period commencing on the date of this Agreement and ending on the earlier to occur of (i) September 30, 2000, (ii) the date on which Activision's auditors complete their first fiscal year end audit of financial statements containing combined operations of Activision's and Neversoft's businesses or (iii) the date set forth in a Joint Written Direction.

          "Joint Written Direction" shall mean a written direction executed by a duly authorized representative of Activision and each Shareholder that directs Escrow Agent to release all or a portion of the Escrow Property or to take or refrain from taking an action pursuant to this Escrow Agreement.

          "Shareholder Objection Notice" shall mean a written notification given by the Shareholders or any of them to Activision and the Escrow Agent which shall set forth the basis upon which such party disputes any matter with respect to a Claim described in a Claim Notice.

     2. Appointment of and Acceptance by Escrow Agent. Activision and the Shareholders hereby appoint Escrow Agent to serve as escrow agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt of the Escrow Shares and Stock Powers in accordance with Section 3 below, agrees to hold, invest, disburse and release the Escrow Property in accordance with this Escrow Agreement.

     3. Creation of Escrow. On the date of this Agreement, (i) Activision shall deposit with the Escrow Agent certificates for the Escrow Shares, the certificate numbers, registered owners and denominations of which are listed on Exhibit 1 to this Agreement, and (ii) the Shareholders shall deposit with the Escrow Agent the Stock Powers, substantially in the form of Exhibit 2, in blank, duly executed by the Shareholders with signatures medallion guaranteed. The Shareholders shall deposit in escrow at least two Stock Powers for each certificate representing Escrow Shares.

     4.   Certain Matters Relating to the Escrow Shares.

          (a) Voting Rights. The Shareholders shall have the right to vote the Escrow Shares owned by them of record with respect to any matter submitted to a vote of the holders of Activision Common Stock.

          (b) Dividends and Distributions. In the case that during the term of this Agreement the Escrow Agent or the Shareholders shall receive or shall have credited to it or them, as the case may be, as a dividend or other distribution upon or on account of any of the Escrow Shares any (i) cash dividends paid by Activision; (ii) stock dividends in the form of additional shares of Activision Common Stock or other securities of Activision; or (iii) any other funds or any property through a distribution by Activision to its stockholders or a capital transaction affecting the Activision Common Stock, the Escrow Agent shall hold, or in the event any of such funds or property are received by the Shareholders, the Shareholders shall promptly deposit with the Escrow Agent for the Escrow Agent to hold, such cash or other securities or property, in escrow as part of the Escrow Property in accordance with this Escrow Agreement. If at any time during the term of this Escrow Agreement Activision shall offer to its shareholders a choice between receiving a stock dividend or a cash dividend, the Shareholders shall make the determination as to which type of dividend shall be received by them with respect to the Escrow Shares and shall notify Activision and the Escrow Agent accordingly. The Escrow Agent shall receive a prior written notice of any dividends or distributions payable to the Shareholders upon or on account of any of the Escrow Shares.

          (c) Tax Treatment. Activision and the Shareholders agree that, for United States Federal income tax purposes, the Shareholders will be treated as the sole owners of the Escrow Shares.

     5.   Disbursements of Escrow Property.

          (a) Joint Written Direction. Escrow Agent shall release the Escrow Property, at any time and from time to time, in whole or in part, in accordance with a Joint Written Direction.

          (b) Claim. (i) Pursuant to the terms and conditions of the Merger Agreement , Activision may deliver to the Shareholders, with a copy to Escrow Agent, at any time prior to the expiration of the Hold Period a Claim Notice in accordance with the notice provisions of this Escrow Agreement.

          (ii) Upon receipt of any Claim Notice, Escrow Agent shall, within two (2) business days, make entries or notations in the account records relating to the Escrow Property, indicating that property in the amount of the Claim is reserved to satisfy a Claim, and identifying the date of such Claim Notice.

          (iii) A Shareholder may deliver to Activision, with a copy to Escrow Agent, a Shareholder Objection Notice, within thirty (30) days of delivery of a Claim Notice.

          (iv) If a Shareholder Objection Notice is not delivered to Activision and Escrow Agent within such thirty (30) day-period, then upon the written direction of Activision to Escrow Agent, with a copy to the Shareholders, the Escrow Agent shall deliver to Activision a number of Escrow Shares and other Escrow Property equal in value to the Claim.

          (v) If a Shareholder Objection Notice is timely given, then the Escrow Agent shall continue to hold all Escrow Property until the Claim is Finally Resolved.

          (c) Expiration of Escrow Period. Upon the expiration of the Hold Period, Escrow Agent shall: (i) retain Escrow Property with a value sufficient to pay in full all Claims, if any, that are the subject of a Claim Notice delivered to Escrow Agent that have not been Finally Resolved at such time, until such Claims have been Finally Resolved; and (ii) deliver the balance of the Escrow Property to the Shareholders in accordance with their interests. If Escrow Agent has not received any Claim Notice delivered by the end of the Hold Period, Escrow Agent shall deliver the balance of the Escrow Property to the Shareholders in accordance with their interests. The parties agree that the Escrow Agent shall receive a prior written notice of the termination of the Hold Period.

          (d)  Priorities; Valuations; Releases from the Escrow Property.
For determining the value of Escrow Property at any time, whether (i) for purposes of determining the number of Escrow Shares to be released to Activision pursuant to Section 5(b)(iv), (ii) for purposes of determining the number of Escrow Shares to be released to Activision on account of any Claim that is Finally Resolved, and (iii) for purposes of determining the number of Escrow Shares to be retained by Escrow Agent at the expiration of the Hold Period pursuant to Section 5(c), the value of Escrow Shares shall be based upon the closing price of Activision Common Stock on the Nasdaq National Market ("NASDAQ") on the date the Merger was consummated. The parties agree that following the consummation of the Merger, the Escrow Agent shall receive a written notice of the closing price of Activision Common Stock on NASDAQ on the date the Merger was consummated.

          (e) Release of Stock Powers. Whenever the Escrow Agent releases Escrow Shares to Activision, it shall also release to Activision Stock Powers associated with the released Escrow Shares. Whenever the Escrow Agent is required to continue to hold Escrow Shares, it shall continue to hold sufficient Stock Powers with respect to such Escrow Shares to administer the Escrow Property under the terms of this Agreement.

          (f) Cancellation of Escrow Shares. All Escrow Shares released to Activision shall be canceled.

          (g) Any cash, securities or other property received by Escrow Agent pursuant to Section 4(b) on account of the Escrow Shares shall be held together with the Escrow Shares on account of which such cash, securities or other property was distributed, and whenever any Escrow Shares are released to Activision or to the Shareholders, the other cash, security or other property associated with such released Escrow Shares shall also be released. The fair market value of all such other cash, securities and other property shall be taken into account when determining the value of Escrow Property to be released to a party pursuant to this Escrow Agreement.

          (h) The parties acknowledge that the Escrow Property is owned of record by, and, assuming there are no Claims, will ultimately be distributed to each Shareholder in the amount set forth next to such Shareholder's name on Exhibit 1 hereto. Whenever any Escrow Property is released to Activision, it shall be released from the Escrow Property held of record by each Shareholder in proportion to such Shareholder's percentage interest of Escrow Shares as set forth on Exhibit 1.

     6. Deposit Into Court. If, at any time, there shall exist any dispute between Activision and the Shareholders with respect to the holding or disposition of any portion of the Escrow Property or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrow Property or Escrow Agent's proper actions with respect to its obligations hereunder, or if the parties have not within thirty (30) days of the furnishing by Escrow Agent of a notice of resignation pursuant to
Section 8 of this Agreement, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

          (a) suspend the performance of any of its obligations under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); provided however, that Escrow Agent shall continue to invest any cash in the Escrow Property in accordance with Section 7 of this Agreement; and/or

          (b) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in Los Angeles County, California, for instructions with respect to such dispute or uncertainty, and pay and deposit into such court all funds, securities and other property held by it as part of the Escrow Property for holding and disposition in accordance with the instructions of such court.

Escrow Agent shall have no liability to Activision or the Shareholders, or any other person, with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent, other than as a result of the gross negligence or willful misconduct of Escrow Agent.

     7.  Investment of Funds.

          (a) Within two (2) business days following the receipt of any funds held as part of the Escrow Property, Escrow Agent shall invest such funds (i) in money market accounts issued by any bank, bank and trust company, or national banking association (including Escrow Agent and its affiliates) or (ii) otherwise pursuant to a Joint Written Direction (subject to applicable minimum investments), Activision to not unreasonably withhold consent to any reasonable investment the Shareholders may wish to make. Upon the maturity thereof, Escrow Agent shall invest such monies in an interest-bearing money market account or accounts at a nationally recognized commercial bank (including Escrow Agent or its affiliates) or otherwise as the parties shall direct by Joint Written Direction (subject to applicable minimum investments).

          (b) Notwithstanding anything to the contrary contained herein, Escrow Agent may, without notice to the parties, sell or liquidate any of the foregoing investments at any time if the proceeds of such investment are required for any release of funds permitted or required hereunder, and Escrow Agent shall not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation. With respect to any funds received by Escrow Agent for deposit into the Escrow Property or any Joint Written Direction received by Escrow Agent with respect to investment of any funds after twelve o'clock, p.m., Los Angeles time, Escrow Agent shall not be required to invest such funds or to effect such investment instruction until the next day upon which banks in Los Angeles are open for business.

     8. Resignation and Removal of Escrow Agent. Escrow Agent may resign from the performance of its duties hereunder at any time by giving not less than twenty (20) days' prior written notice to the parties, or may be removed, with or without cause, by the parties, acting jointly by furnishing a Joint Written Direction to Escrow Agent, at any time by the giving of ten
(10) days' prior written notice to Escrow Agent. Such resignation or removal shall take effect upon the appointment of a successor escrow agent as provided below or as otherwise agreed by Activision, the Shareholders and Escrow Agent. Upon any such notice of resignation or removal, Activision and the Shareholders jointly shall appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with offices in the United States with a combined capital and surplus in excess of $100,000,000. Upon the acceptance in writing of any appointment as Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent's resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement. In the event that a successor escrow agent is not so appointed, then Escrow Agent may relinquish its custody of the Escrow Property by delivering the Escrow Property to (a) any bank or trust company in the County of Los Angeles, State of California, which is willing to act as escrow agent thereunder in place and instead of Escrow Agent, or (b) the clerk or other proper officer of a court of competent jurisdiction as may be permitted by law within the County of Los Angeles, State of California. The fee of any such bank or trust company or court officer shall be borne one-half by Activision and one-half by the Shareholders. Upon such delivery, Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such delivery.

     9.  Liability of Escrow Agent.

          (a) Escrow Agent shall have no liability or obligation with respect to the Escrow Property except for Escrow Agent's willful misconduct or gross negligence. Escrow Agent's sole responsibility shall be for the safekeeping, investment, and disbursement of the Escrow Property in accordance with the terms of this Escrow Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Escrow Agreement. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Property, any account in which Escrow Property is deposited, this Escrow Agreement or the Merger Agreement , or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions of this Agreement or of any other agreement or of its duties hereunder, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. Activision and the Shareholders, jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

          (b) The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Property, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Property is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part of such proceeds, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated. Escrow Agent shall give prompt written notice to Activision and the Shareholders of its compliance with any such order, writ, judgment or decree.

     10. Indemnification of Escrow Agent. From and at all times after the date of this Escrow Agreement, Activision and the Shareholders shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date of this Agreement, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person (including, without limitation, Activision or a Shareholder), whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation (including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise), arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify Activision and the Shareholders in writing, and Activision and the Shareholders shall assume the defense of such action or claim, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate in the defense of such action, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that Activision and/or the Shareholders shall be required to pay such fees and expenses if (a) Activision and/or the Shareholders agree to pay such fees and expenses, or (b) Activision and/or the Shareholders shall fail to assume the defense of such action or proceeding or shall fail, in the reasonable discretion of such Indemnified Party, to employ counsel satisfactory to the Indemnified Party in any such action or proceeding, (c) Activision and/or the Shareholders are the plaintiff in any such action or proceeding or (d) the named parties to any such action or proceeding (including any impleaded parties) include both Indemnified Party and Activision and/or the Shareholders, and Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Activision or the Shareholders; provided, however, in the case of clause (d) Activision and the Shareholders shall only be responsible for any fees of the Indemnified Party arising from additional or different legal defenses available to it. Activision and the Shareholders shall be liable to pay fees and expenses of counsel pursuant to the preceding sentence, except that any obligation to pay under clause (a) shall apply only to the party so agreeing. All such fees and expenses payable by Activision and/or the Shareholders pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. All of the foregoing losses, damages, costs and expenses of the Indemnified Parties shall be payable by Activision and the Shareholders
upon demand by such Indemnified Party.   The obligations of Activision and
the Shareholders under this Section 10 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

          The parties agree that neither the payment by Activision or the Shareholders of any claim by Escrow Agent for indemnification hereunder nor the disbursement of any amounts to Escrow Agent from the Escrow Property in respect of a claim by Escrow Agent for indemnification shall impair, limit, modify, or affect, as between Activision and the Shareholders, the respective rights and obligations of Activision, on the one hand, and the Shareholders, on the other hand, under the Merger Agreement .

          The obligations of Activision and the Shareholders under this
Section 10 shall be several and not joint, and unless otherwise allocated pursuant to Section 23 of this Escrow Agreement, shall be allocated one-half to Activision and one-half to the Shareholders severally in accordance with their pro rata interests in Neversoft upon the closing of the transactions contemplated by the Merger Agreement.

     11. Fees and Expenses of Escrow Agent. Activision shall compensate Escrow Agent for its services hereunder in accordance with Exhibit 3 attached to this Agreement and, in addition, shall reimburse Escrow Agent for all of its reasonable and actual out-of-pocket expenses, including travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. All of the compensation and reimbursement obligations set forth in this Section 11 shall be payable by Activision upon demand by Escrow Agent. The obligations of Activision under this Section 11 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

     12. Consent to Jurisdiction and Venue. In the event that any party commences a lawsuit or other proceeding relating to or arising from this Escrow Agreement, the parties agree that the United States District Court sitting in Los Angeles, California shall have the sole and exclusive jurisdiction over any such proceeding. If such court lacks federal subject matter jurisdiction, the parties agree that the California State courts sitting in Los Angeles County, California shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties waive any objection to such venue.
The parties consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service or process to vest personal jurisdiction over them in any of these courts.

     13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered upon receipt if delivered by hand, by overnight courier or by facsimile, and addressed to the party to be notified as follows:

     To Escrow Agent:         City National Bank
                              Attention: Sue Behning
                              Trust Department
                              Suite 600
                              400 North Roxbury Drive
                              Beverly Hills, California 90210
                              Tel.: (310) 888-6283
                              Fax: (310) 888-6288

     To the Shareholders:     JCM Productions, Inc.
                              dba Neversoft Entertainment
                              23147 Ventura Boulevard, Suite 210
                              Woodland Hills, California 91364
                              Attn: Joel Jewett
                              Tel.: (818) 225-0883
                              Fax: (818) 225-0861

     In each case with a copy to:Farella Braun & Martel LLP
                              235 Montgomery Street, 30th Floor
                              San Francisco, California 94104
                              Attn: Dean Gloster, Esq.
                              Tel.: (415) 954-4472
                              Fax: (415) 954-4480

     To Activision:           3100 Ocean Park Boulevard
                              Santa Monica, California  90405
                              Attention: Executive Vice President
                              and General Counsel
                              Tel.: (310) 255-2204
                              Fax: (310) 255-2152

     With a copy to:          Robinson Silverman Pearce
                              Aronsohn & Berman LLP
                              1290 Avenue of the Americas
                              New York, New York  10104
                              Attention:  Kenneth L. Henderson, Esq.
                              Tel.: (212) 541-2275
                              Fax: (212) 541-1357

or to such other address as each party may designate for itself by like notice.

     14. Amendment or Waiver. This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by the parties and Escrow Agent. No delay or omission by any party in exercising any right with respect to this Agreement shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

     15.  Severability.  To the extent any provision of this Escrow
Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

     16. Governing Law. This Escrow Agreement has been executed and delivered by the parties in California, and shall be governed by and construed in accordance with the internal laws (and not laws pertaining to conflicts or choice of law) of the State of California in all respects, including all matters of validity, construction and performance of this Escrow Agreement. All parties consent to the exercise of personal jurisdiction over them in California and agree that any lawsuit or arbitration arising out of or relating to this Escrow Agreement shall be brought exclusively in a court of competent subject matter jurisdiction located within the County of Los Angeles, State of California.

     17. Entire Agreement. This Escrow Agreement constitutes the entire agreement between the parties relating to the holding, investment, disbursement and release of the Escrow Property and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Property.

     18. Binding Effect. All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective heirs, successors and assigns of Activision, the Shareholders and Escrow Agent.

     19. Execution in Counterparts. This Escrow Agreement and any Joint Written Direction may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement or direction. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

     20. Termination. Upon the first to occur of the disbursement or release of all Escrow Property pursuant to Joint Written Directions or the disbursement or release of all Escrow Property into court pursuant to Section 6 of this Agreement, this Escrow Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Property.

     21. Dealings. The Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent may buy, sell, and deal in any of the securities of the Activision and become pecuniarily interested in any transaction in which Activision or the Shareholders may be interested, and contract and lend money to Activision or the Shareholders and otherwise act as fully and freely as though it were not Escrow Agent under this Escrow Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for Activision or the Shareholders or for any other entity.

     22. Construction. When used herein the masculine includes the feminine and neuter and the singular includes the plural and vice versa.

     23. Attorneys' Fees. Should an action be instituted by any of the parties to this Agreement in any court of law or equity pertaining to the enforcement of any of the provisions of this Agreement, the prevailing party shall be entitled to recover, in addition to any judgment or decree rendered in such action, all court costs and reasonable attorneys' fees and expenses.

     24. No Party Deemed Drafter. The parties agree that no one party shall be deemed to be the drafter of this Agreement and that in the event this Agreement is ever construed by a court of law or equity, such court shall not construe this Agreement or any provision of this Agreement against any party as the drafter of the Agreement. The parties, and each of them, acknowledge that all parties have contributed substantially and materially to the preparation of this Agreement.

     25. Equitable Relief. The parties agrees that any material breach or attempted or threatened breach of this Agreement could result in irreparable injury to the parties for which there would be no adequate remedy at law and consents to injunctive relief without limiting the applicability of any other remedies.

     26. Exhibits. The Exhibits attached to this Agreement are incorporated by reference into this Agreement.


                          [Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed under seal as of the date first above written.

                                       ACTIVISION, INC.


                                       By:
                                           --------------------------
                                            Name:
                                            Title:


                                       SHAREHOLDERS


                                       By:/s/ Joel Jewett
                                          ---------------------------
                                             Joel Jewett


                                       By:/s/Michael West
                                          ---------------------------
                                             Michael West


                                       By:/s/ Christopher Ward
                                          ---------------------------
                                             Christopher Ward


                                       CITY NATIONAL BANK


                                       By: /s/ Sue Behning
                                          ---------------------------
                                          Name: Sue Behning
                                          Title:

                                  EXHIBIT 1

                                ESCROW SHARES


                   Number of Shares
Shareholder        Represented by Certificate     Certificate Number

Joel Jewett                   23,295              AV 13088
3435 William Drive
Newbury Park, CA 91320

Michael West                  23,295              AV 13090
532 Pier Avenue, #A
Santa Monica, CA 90405

Christopher Ward              23,295              AV 13092
2925 4th Street, #6
Santa Monica, CA 90405

                                  EXHIBIT 2

                    STOCK POWER SEPARATE FROM CERTIFICATE


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________(______________) shares of the Common Stock,
$.000001 par value, of Activision, Inc. standing in his/her/its name on the books of said Corporation, represented by Certificate No. ___, and does hereby irrevocably constitute and appoint _______ as Attorney to transfer the said shares of said __________________ Stock on the books of the said Corporation, with full powers of substitution in the premises.


Dated: ___________________

                                   _________________________________
                                   (Signature)


                                   _________________________________
                                   (Printed or Typed Name)

                                  EXHIBIT 3

                        FEES PAYABLE TO ESCROW AGENT